As filed with the Securities and Exchange Commission on April 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Olo Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	20-2971562
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

285 Fulton Street

One World Trade Center, 82nd Floor

New York, NY 10007

(212) 260-0895

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Noah H. Glass

Founder and Chief Executive Officer

Olo Inc.

285 Fulton Street

One World Trade Center, 82nd Floor

New York, NY 10007

(212) 260-0895

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Nithya B. Das Chief Operating Officer and Chief Legal Officer Olo Inc. 285 Fulton Street One World Trade Center, 82nd Floor New York, NY 10007 (212) 260-0895	John J. Egan, Esq. Edwin M. O’Connor, Esq. Andrew R. Pusar, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Olo Inc.

3,460,168 shares of Class A Common Stock

This prospectus covers the resale by the selling stockholders identified in this prospectus and any related prospectus supplement of up to an aggregate of 3,460,168 shares, or the Shares, of our Class A common stock, par value $0.001 per share, issued pursuant to that certain Agreement and Plan of Reorganization, dated as of October 21, 2021, by and among us, Sparty Merger Sub I, Inc., Sparty Merger Sub II, LLC, Wisely Inc. and Fortis Advisors LLC as representative of the Wisely Inc. securityholders, or the Merger Agreement. We are registering the resale of the Shares as required by the Merger Agreement. We are not selling any Class A common stock under this prospectus and we will not receive any of the proceeds from the sale or other disposition of the Shares by the selling stockholders.

Our registration of the Shares does not mean that the selling stockholders will offer or sell any of the Shares. The selling stockholders may sell or otherwise dispose of the shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of their Shares in the section entitled “Plan of Distribution” beginning on page 14.

Any discount, concession, commissions and similar selling expenses attributable to the sale of the Shares covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission, or the SEC.

You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in any of the Shares being offered. Our Class A common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “OLO.” On March 31, 2022, the last reported sales price for our Class A common stock was $13.25 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND UNDER ANY SIMILAR HEADINGS IN ANY AMENDMENT OR SUPPLEMENT TO THIS PROSPECTUS OR IN ANY FILING WITH THE SEC THAT IS INCORPORATED BY REFERENCE HEREIN.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2022.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the Shares described in this prospectus in one or more offerings. If required, each time a selling stockholder offers the Shares, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in any Shares.

We and/or the selling stockholders have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and/or the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or any selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Olo,” “the Company,” “we,” “us” and “our” refer to Olo Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR), via electronic means, including the SEC’s home page on the Internet (http://www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.olo.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus and any accompanying prospectus supplement incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus and the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022;

•

Current Reports on Form 8-K, filed with the SEC on January  18, 2022, March  18, 2022 and March 29, 2022 (other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit);

•

the information under the headings “Management,” “Executive Compensation,” “Certain Relationships and Related Party Transactions” and “Principal Stockholders” in our S-1/A filed with the SEC on March 15, 2021; and

•

the description of our Class  A common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 25, 2022, including any amendment or report filed for the purpose of updating such description.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement, to any person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Olo Inc.

285 Fulton Street

One World Trade Center, 82nd Floor

New York, New York 10007

888-654-7473

InvestorRelations@olo.com

Attention: Investor Relations

You may also access these documents free of charge on the SEC’s website at www.sec.gov or on our website at www.olo.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain express or implied statements that are based on our management’s belief and assumptions and on information currently available to our management are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts are forward-looking statements, including statements regarding our future results of operations or of our financial position, business strategy, plans and objectives of management for future operations, or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance and relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control, that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2021 and the section of any accompanying prospectus supplement entitled “Risk Factors,” as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially and adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

ABOUT THE COMPANY

We are a leading open SaaS platform for restaurants. Our platform powers restaurant brands’ on-demand digital commerce operations, enabling digital ordering, delivery, front-of-house management, and payments, while further strengthening and enhancing the restaurants’ direct consumer relationships. Consumers today expect more on-demand convenience and personalization from restaurants, particularly through digital channels, but many restaurants lack the in-house infrastructure and expertise to satisfy this increasing demand in a cost-effective manner. We provide restaurants with a business-to-business-to-consumer, enterprise-grade, open SaaS platform to manage their complex digital businesses and enable fast and more personalized experiences for their customers. Our platform and application programming interfaces seamlessly integrate with a wide range of solutions, unifying disparate technologies across the restaurant ecosystem. Restaurant brands rely on us to increase their digital omni-channel sales, maximize profitability, establish and maintain direct consumer relationships, and collect, protect, and leverage valuable consumer data.

We were incorporated in Delaware in June 2005. In January 2020, we changed our name from Mobo Systems, Inc. to Olo Inc. Our principal executive offices are located at 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, and our telephone number is (212) 260-0895. Our website address is www.olo.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our Class A common stock trades on the NYSE under the symbol “OLO.”

SELLING STOCKHOLDERS

We are registering the resale of the Shares as required by the Merger Agreement. We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 3,460,168 shares of our Class A common stock previously issued to the selling stockholders pursuant to the Merger Agreement. The Shares were issued to the selling stockholders in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder. Under the terms of the Merger Agreement, among other things, subject to certain requirements and exceptions, we are required to use our reasonable best efforts to cause the registration statement to remain effective, and to ensure that the registration statement is available for the resale of the Shares until all of the Shares have been sold. Furthermore, under the Merger Agreement, the Holders have certain piggyback registration rights with respect to certain other offerings, subject to certain qualifications and exceptions.

The Shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the selling stockholders the opportunity to sell these Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their Shares indicated below in privately negotiated transactions or on the NYSE or any other market on which our common stock may subsequently be listed.

The registered Shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section of this prospectus entitled “Plan of Distribution.”

The following table sets forth, to our knowledge, certain information as of March 18, 2022 regarding the beneficial ownership of our Class A common stock by the selling stockholders and the Shares being offered by the selling stockholders. We have prepared this table primarily based on written representations and information furnished to us by or on behalf of the selling stockholders. Since the date on which the selling stockholders provided this information, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of the Shares in a transaction exempt from the registration requirements of the Securities Act. We have determined beneficial ownership in accordance with the rules of the SEC. Information with respect to Class A common stock shares owned beneficially after the offering assumes the sale of all of the Shares offered. The selling stockholders may offer and sell some, all or none of their Shares. This table does not include certain of our Class A common stock held by affiliates of the selling stockholders. Unless otherwise indicated in the footnotes below, no selling stockholder, to our knowledge, has had any material relationship with us or any of our affiliates within the past three years other than as a security holder. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Offered Pursuant to this Prospectus(2)	Shares Beneficially Owned After Offering(2)
Name and Address	Number	Percentage	Number	Number	Percentage
Adam B. Hinman	2,728	*	2,728	—	—
Adam Baru	8,477	*	8,477	—	—
Alex Flamm	10,667	*	10,667	—	—
Alexander Grzymala	467	*	467	—	—
Alexander Kirby Foote	37,588	*	37,588	—	—
Amy E. Soltis	60,142	*	60,142	—	—
Andrew Szybalski, as Trustee of The Meck Szybalski Family Living Trust, U/A/D December 18, 2017(3)	311	*	311	—	—

	Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Offered Pursuant to this Prospectus(2)	Shares Beneficially Owned After Offering(2)
Name and Address	Number	Percentage	Number	Number	Percentage
Arjun Iyer	34,966	*	34,966	—	—
Artem Mariychin	11,129	*	11,129	—	—
Arun Nagarajan	310	*	310	—	—
Benjamin Aaron Foote	37,588	*	37,588	—	—
Blake Ashdown(4)	353,472	*	353,472	—	—
Brandon Max	8,958	*	8,958	—	—
Blythe Esther Foote	37,588	*	37,588	—	—
Cahoots Holdings, LLC(5)	51,370	*	51,370	—	—
Charlotte Lynne Fitzpatrick	37,588	*	37,588	—	—
Chibor Wisely LLC	25,644	*	25,644	—	—
Christopher Bradley	935	*	935	—	—
Daniel M. Fleischmann	936	*	936	—	—
Daniel McCarthy	1,390	*	1,390	—	—
David Cantu	26,240	*	26,240	—	—
David Fry	34,132	*	34,132	—	—
Derrick Li	6,560	*	6,560	—	—
Darci Foote, as Trustee of the Donkersloot-Foote Family Trust, U/A/D May 30, 2017(6)	37,588	*	37,588	—	—
Elliot-Herbst LP(7)	13,120	*	13,120	—	—
Eric Ralphs Bellquist, as Trustee of the Eric Ralphs Bellquist Separate Property Trust, U/A/D August 18, 2011(8)	39,360	*	39,360	—	—
Eric Schwartz	8,558	*	8,558	—	—
Fillmore Street Investments LP(9)	13,120	*	13,120	—	—
Greg Golkin	26,240	*	26,240	—	—
Heather M. Cull	60,142	*	60,142	—	—
John N. Iannuccillo, as Trustee of the Iannuccillo Family Trust, U/A/D September 29, 2011(10)	21,641	*	21,641	—	—
InVentures LLC(11)	4,695	*	4,695	—	—
Iris Rochelle Foote	37,588	*	37,588	—	—
Jacob A. Organek	13,120	*	13,120	—	—
Jake Hyde	39,360	*	39,360	—	—
Jeffrey Huebner	8,558	*	8,558	—	—
Jeffrey Safferman	780	*	780	—	—
Jeffrey Steinberg	3,115	*	3,115	—	—
Joe Malcoun	17,114	*	17,114	—	—
Joe Marino	8,473	*	8,473	—	—
John Metz	26,240	*	26,240	—	—
Jordan Ashdown	60,142	*	60,142	—	—
Josh Stern	339,395	*	339,183	212	*
Joshua Benn(12)	39,360	*	39,360	—	—
Joshua Klivan	17,386	*	17,386	—	—
Juliet Ann Foote	37,588	*	37,588	—	—
Kenneth J. Foote	295,015	*	295,015	—	—
Kevin Peter Glowalla	4,307	*	4,307	—	—
Kurt Schnaubelt	1,578	*	1,578	—	—

	Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Offered Pursuant to this Prospectus(2)	Shares Beneficially Owned After Offering(2)
Name and Address	Number	Percentage	Number	Number	Percentage
Lark Allison Foote	37,588	*	37,588	—	—
Lars Albright, as Trustee of the Lawson A. Albright Irrevocable Trust, U/A/D December 26, 2012(13)	2,750	*	2,750	—	—
LeFranc Consulting Group LLC(14)	6,560	*	6,560	—	—
Lowery Holdings, LLC(15)	162,034	*	162,034	—	—
Luke Geiger	8,367	*	7,517	850	*
LumberJack, LLC(16)	5,632	*	5,632	—	—
Mark Miller, as Trustee of the Mark Miller and Amy Miller Revocable Living Trust, U/A/D June 26, 2017(17)	2,811	*	2,811	—	—
Matthew Wilber	13,120	*	13,120	—	—
Michael Flamm	1,389	*	1,389	—	—
Michael Vichich(18)	467,798	*	467,193	605	*
Michelle Lozier	60,142	*	60,142	—	—
Mingming Zhang	5,512	*	5,512	—	—
Nathan Kaplan	4,671	*	4,671	—	—
Nicholas Hunter	623	*	623	—	—
Nick Valenti	13,120	*	13,120	—	—
Noah Seidenfeld	1,246	*	1,246	—	—
Parth Bhakta	6,560	*	6,560	—	—
Passkey Investors, LLC(19)	39,360	*	39,360	—	—
Peter Fader	9,947	*	9,947	—	—
Pforzheimer Family Limited Partnership(20)	41,334	*	41,334	—	—
Philomath Fund II LLC(21)	1,406	*	1,406	—	—
Project Zingerman, a Series of Lamplighter Syndicate Master Fund LLC(22)	42,339	*	42,339	—	—
QEF Partners(23)	17,118	*	17,118	—	—
Quantum Development Holdings LLC(24)	1,404	*	1,404	—	—
Rahul Ketkar	2,808	*	2,808	—	—
Riviera Partners Investments, LLC(25)	702	*	702	—	—
Ryan Patrick Sullivan, as Trustee of the Ryan Patrick Sullivan Trust, U/A/D June 19, 2014, as may be amended(26)	2,812	*	2,812	—	—
Ryan Pitt	935	*	935	—	—
Sam Deacon	2,757	*	2,757	—	—
Sasa Mahr-Batuz	8,355	*	8,355	—	—
Satija Holdings LLC(27)	17,376	*	17,376	—	—
Scott Beck	13,120	*	13,120	—	—
Scott Lawton	52,480	*	52,480	—	—
Shaun Caesar	935	*	935	—	—
The Little Red Bird LLC(28)	78,720	*	78,720	—	—
Timothy Jellison	7,640	*	7,640	—	—
TRACE L5 Capital LLC(29)	13,120	*	13,120	—	—
Tyler Felous(18)	339,690	*	339,183	507	*
Vedder Growth, LLC(30)	3,915	*	3,915	—	—
William Clifford	1,377	*	1,377	—	—

(1)	Based on 84,780,726 shares of Class A common stock outstanding on March 18, 2022.
(2)

Represents the number of shares of Class A common stock that will be beneficially owned by the selling stockholder after completion of this offering based on the assumptions that (i) all of the shares of Class A common stock registered for resale by the registration statement of which this prospectus is a part will be sold and (ii) no other shares of Class A common stock will be acquired or sold by the selling stockholder before completion of this offering. However, the selling stockholder may sell all, part or none of its shares of Class A common stock offered pursuant to this prospectus and may sell all, part or none of its Class A common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.

(3)

Voting and investment power with respect to the shares held by the selling stockholder is held by Andrew Timothy Syzbalski. The address for the selling stockholder is 4100 Queen Emm’s Dr., #54, HI 96722.

(4)

Includes (i) 329,101 Class A common stock shares held by Blake Ashdown and (ii) 24,371 Class A common stock shared held by Ingalls & Snyder LLC Cust Fbo Blake Ashdown Self-Directed IRA of which Blake Ashdown is trustee and beneficial owner. The address for the selling stockholder and entity is 6310 Island Lake Drive, East Lansing, MI 48823.

(5)

Voting and investment power with respect to the shares held by the selling stockholder is held by Ian Berry, Lindsay Snider and Guy Suter who are partners of the selling stockholder. The address for the selling stockholder is 206 East Huron Street, Ann Arbor, MI 48103.

(6)	The address for the selling stockholder is Attn: Darci Foote, Trustee, 3655 Bay Harbor Drive, Brighton, MI 48114.
(7)

Voting and investment power with respect to the shares held by the selling stockholder is held by Alice Elliot Herbst. The address for the selling stockholder is 33 Purdy Court, Briarcliff Manor, NY 10510.

(8)

Voting and investment power with respect to the shares held by the selling stockholder is held by Eric Ralphs Bellquist. The address for the selling stockholder is 75675 Painted Desert Drive, Indian Wells, CA 92210.

(9)

Voting and investment power with respect to the shares held by the selling stockholder is held by Justin Nedelman. The address for the selling stockholder is 2416 Walnut Avenue, Manhattan Beach, CA 90266.

(10)

Voting and investment power with respect to the shares held by the selling stockholder is held by John N. Iannuccillo. The address for the selling stockholder is 2600 Broadway, San Francisco, CA 94115.

(11)

Voting and investment power with respect to the shares held by the selling stockholder is held by Paul Appelbaum and Todd Arky. The address for the selling stockholder is 55 Central Park West, Unit 15C, New York, NY 10023.

(12)

Mr. Benn is employed by a registered broker-dealer and is a registered as a general securities representative. However, Mr. Benn purchased his shares for personal investment. Neither Mr. Benn nor his employer, at the time of purchase, had or currently have any agreements or understandings, direct or indirect, with any person to distribute such shares.

(13)	Voting and investment power with respect to the shares held by the selling stockholder is held by Lars Albright. The address for the selling stockholder is 30 Norfolk Road, Chestnut Hill, MA 02467.
(14)

Voting and investment power with respect to the shares held by the selling stockholder is held by Fred LeFranc. The address for the selling stockholder is 11423 Colonial Country Lane, Charlotte, NC 28277.

(15)

Voting and investment power with respect to the shares held by the selling stockholder is held by Nate Lowery and Elissa Lowery. The address for the selling stockholder is 201 Monroe Ave NW, Suite 500, Grand Rapids, MI 49503.

(16)	The address for the selling stockholder is 571 Iris Ave, Boulder, CO 80304.
(17)

Voting and investment power with respect to the shares held by the selling stockholder is held by Mark Miller and Amy Miller. The address for the selling stockholder is 36 Cambridge Blvd., Pleasant Ridge, MI 48069.

(18)	The selling stockholder is an employee of the Company.
(19)	Jason Mozingo, Managing Principal, is the beneficial owner of the shares held by the selling stockholder. The address for the selling stockholder is 30 Pear Tree Point Road, Darien, CT 06820.
(20)	Voting and investment power with respect to the shares held by the selling stockholder is held by Carl A. Pforzheimer. The address for the selling stockholder is 199 Hurlbutt Street, Wilton, CT 06897.

(21)

Voting and investment power with respect to the shares held by the selling stockholder is held by Nicholas Miller and Alex Lassiter. The address for the selling stockholder is 109 N Post Oak, #2015, Houston, TX 77024.

(22)	Voting and investment power is held by Nicholas Miller and Alex Lassiter. The address for the selling stockholder is 803 Courtenay Drive NE, Atlantia, GA 30306.
(23)

Voting and investment power with respect to the shares held by the selling stockholder is held by Ian Cohen and Adam Levin. The address for the selling stockholder is 778 S. Fitch Mountain Road, Healdsburg, CA 95448.

(24)

Voting and investment power with respect to the shares held by the selling stockholder is held by Kevin F. Brady who is a managing member of the selling stockholder. The address for the selling stockholder is 747 Barnstable Lane, Franklin Lakes, NJ 07417.

(25)

Voting and investment power with respect to the shares held by the selling stockholder is held by William Hunsinger. The address for the selling stockholder is 1 Blackfield Drive, Suite 2 PMB 217, Tibruon, CA, 94920.

(26)	Voting and investment power with respect to the shares held by the selling stockholder is held by Ryan Sullivan. The address for the selling stockholder is 2221 Iroquois, Detroit, MI 48214.
(27)

Voting and investment power with respect to the shares held by the selling stockholder is held by Albert Satija. The address for the selling stockholder is 118 State Street, Apt. 4A, New York, NY 11201.

(28)

Voting and investment power with respect to the shares held by the selling stockholder is held by Adam Burgoord who is a managing member of the selling stockholder. The address for the selling stockholder is 11 Parrott Street, Cold Spring, NY 10516.

(29)

Voting and investment power with respect to the shares held by the selling stockholder is held by Andrew Peskoe who is a managing member of the selling stockholder. The address for the selling stockholder is 200 Scarborough Road, Briarcliff Manor, NY 10510.

(30)

Voting and investment power with respect to the shares held by the selling stockholder is held by Wolfram Vedder. The address for the selling stockholder is 4600 Triangle Avenue, Unit 6102, Austin, TX 78751.

DESCRIPTION OF COMMON STOCK

General

Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Holders of shares of our Class B common stock are entitled to ten votes per share on any matter submitted to our stockholders. Holders of shares of our Class B common stock and our Class A common stock vote together as a single class on all matters. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and Class B common stock are entitled to share equally, identically, and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by the company, unless different treatment of the shares of the affected class is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class. In the event of our liquidation, dissolution or winding-up, the holders of our Class A common stock and our Class B common stock are entitled to share equally, identically, and ratably in all assets remaining after the payment of any liabilities, liquidation preferences, and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class. The holders of our Class A common stock and our Class B common stock are treated equally and identically with respect to shares of our Class A common stock and our Class B common stock owned by them, on certain change of control transactions and dispositions.

USE OF PROCEEDS

This prospectus relates to the Shares that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from any sale of the Shares. We will not receive any of the proceeds from any sales of the Shares by any selling stockholder. Any discount, concession, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the selling stockholders. However, we will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the SEC, including filing fees, listing fees, printing expenses and fees of our counsel and other advisers.

PLAN OF DISTRIBUTION

We are registering the Shares, as required by the Merger Agreement, to permit the resale of such shares by the selling stockholders from time to time after the date of this prospectus. The Shares were previously issued to the selling stockholders in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder. Under the terms of the Merger Agreement, among other things, subject to certain requirements and exceptions, we are required to use our reasonable best efforts to cause the registration statement to remain effective, and to ensure that the registration statement is available for the resale of the Shares until all of the Shares have been sold. We will not receive any of the proceeds from the sale or other distribution of such shares by the selling stockholders pursuant to this prospectus. We will bear all fees and expenses incident to our obligation to register or cause the issuance of the Shares.

The selling stockholders may offer, sell, transfer or otherwise dispose of all or a portion of the Shares from time to time on any stock exchange on which the Class A common stock is listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that the selling stockholders will sell all or any portion of the Shares offered hereby.

The selling stockholders may use any one or more of the following methods when disposing of the Shares or interests therein:

•	block trades in which a broker or dealer will be engaged to attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	“at the market” transactions to or through market makers or into an existing market for our Class A common stock;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	delivery of securities in settlement of short sales;

•	through the writing or settlement of options, swaps or other derivative transactions that may or may not be listed on an exchange;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	distributions to their respective partners, members, managers, directors, employees, consultants or affiliates;

•	any other method permitted pursuant to applicable law; or

•	any combination of the above.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the Shares. These brokers, dealers or underwriters may act as principals, or as agents of the selling stockholder. Broker-dealers may agree with the selling stockholders to sell a specified number of Shares at a stipulated price per share. If a broker-dealer is unable to sell the Shares acting as agent for the selling stockholder, it may purchase as principal any unsold Shares at the stipulated price. Broker-dealers that acquire Shares as principals may thereafter resell the Shares from time to time in transactions on any stock exchange on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if the selling stockholders defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under an applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any brokers, dealers or agents that participate in the distribution or sale of the Shares or interests therein may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of Shares sold by them may be deemed to be underwriting discounts and commissions. At the time a particular offering of Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any brokers, dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the selling stockholder, including, without limitation, in connection with distributions of the Shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the Shares registered hereby to the broker-dealers, who may then resell or otherwise transfer those Shares. The selling stockholders and other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, and we have advised the selling stockholders that Regulation M may apply. This regulation may limit the timing of purchases and sales of any shares by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The selling stockholders may also sell the Shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

We will make copies of this prospectus available to the selling stockholders and any of their successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Our Class A common stock is traded on the NYSE under the symbol “OLO.” To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Olo Inc. appearing in Olo Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

3,460,168 shares of Class A Common Stock

Prospectus

April 1, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the filing of this registration statement. The selling stockholders will not bear any portion of such expenses.

SEC registration fee		$4,029
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Printing fees		*
Miscellaneous expenses	$	*

Total	$	*

*	Estimated expenses are not presently known.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Olo Inc., provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Olo Inc. At present, there is no pending litigation or proceeding involving a director or officer of Olo Inc. regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be  permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-40213) filed on March 22, 2021).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-40213) filed on March 22, 2021).

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1/A (File No. 333-253314) filed on March 8, 2021).

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on the signature page hereto).

107	Filing Fee Table

*	To be filed by an amendment or report filed under the Exchange Act, and incorporated herein by reference, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 1st day of April, 2022.

OLO INC.

By:	/s/ Noah H. Glass
Noah H. Glass
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Noah H. Glass and Peter Benevides, and each of them singly, as such person’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments or any abbreviated or subsequent registration statement and any amendments thereto filed pursuant to Rule 462(b) and any supplement to any prospectus included in this registration statement or any such amendment or any abbreviated or subsequent registration statement filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Noah H. Glass Noah H. Glass	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2022

/s/ Peter Benevides Peter Benevides	Chief Financial Officer (Principal Accounting and Financial Officer)	April 1, 2022

/s/ David Cancel David Cancel	Director	April 1, 2022

/s/ Brandon Gardner Brandon Gardner	Director	April 1, 2022

/s/ David Frankel David Frankel	Director	April 1, 2022

/s/ Russell Jones Russell Jones	Director	April 1, 2022

/s/ Daniel Meyer Daniel Meyer	Director	April 1, 2022

/s/ Colin Neville Colin Neville	Director	April 1, 2022

/s/ Linda Rottenberg Linda Rottenberg	Director	April 1, 2022

/s/ Zuhairah Washington Zuhairah Washington	Director	April 1, 2022